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                                                                  EXHIBIT (J)(2)



                               CONSENT OF COUNSEL




                                 March 20, 2001




Thompson Plumb Funds, Inc.
1200 John Q. Hammons Drive
Madison, WI 53717

         Re: CONSENT TO INCORPORATION OF LEGAL OPINION IN POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Ladies and Gentlemen:

         We hereby consent to the incorporation of our opinion regarding the legality of the shares of Thompson Plumb Funds, Inc. into the Post-Effective Amendment to Principal Preservation's Registration Statement to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to Post-Effective Amendment No. 14 to Thompson Plumb Funds, Inc.'s Registration Statement on Form N-1A (Registration Number 33-6418), which was filed with the Securities and Exchange Commission. We also consent to the use of our name in the Prospectus and Statement of Additional Information included in this Post-Effective Amendment.

                                                   Very truly yours,

                                                   /s/  Quarles & Brady LLP

                                                   QUARLES & BRADY LLP